As filed with the Securities and Exchange Commission on October 3, 2003 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASYST TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

California (State of Incorporation)	48761 Kato Road Fremont, CA 94538 (510) 661-5000 (Address and telephone number of principal executive offices)	94-2942251 (I.R.S. Employer Identification No.)

1993 STOCK OPTION PLAN
1993 EMPLOYEE STOCK PURCHASE PLAN
2003 EQUITY INCENTIVE PLAN

Stephen S. Schwartz
Chairman, President and Chief Executive Officer
Asyst Technologies, Inc.
48761 Kato Road
Fremont, CA 94538
(510) 661-5000
(Name, address and telephone number of agent for service)

Copies to:
James C. Kitch, Esq.
Nancy H. Wojtas, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to be	Offering Price Per	Aggregate Offering	Amount of
be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee

Common Stock (no par value) reserved for future issuance pursuant to the 1993 Stock Option Plan, the 1993 Employee Stock Purchase Plan and the 2003 Equity Incentive Plan	1,775,000 shares	$4.49-$13.88	$22,524,250	$1,823

(1)	Pursuant to Rule 416(a), this registration statement shall also cover any additional shares of the registrant’s common stock which become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of the registrant’s common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the “Act”). The offering price per share and aggregate offering price for the unissued stock options are based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq National Market System on September 26, 2003. The offering price per share and aggregate offering price for the outstanding stock options are based upon the exercise prices of such options. The following chart illustrates the calculation of the registration fee:

		Offering Price Per	Aggregate Offering
Securities	Number of Shares	Share	Price

Shares issuable pursuant to outstanding stock awards pursuant to 1993 Stock Option Plan.	225,000	$4.49	$1,010,250
Shares issuable pursuant to unissued stock pursuant to 1993 Employee Stock Purchase Plan.	550,000	$13.88	$7,634,000
Shares issuable pursuant to unissued stock awards pursuant to 2003 Equity Incentive Plan.	1,000,000	$13.88	$13,880,000

TOTAL	1,775,000	N/A	$22,524,250

PART II
Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Item 8. EXHIBITS
Item 9. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 99.2
EXHIBIT 99.3

PART II

EXPLANATORY NOTE

     This registration statement on Form S-8 is being filed for the purpose of registering an additional 1,775,000 shares of Asyst Technologies, Inc. (the “Company”) common stock reserved for future issuance pursuant to the Company’s 1993 Stock Option Plan, 1993 Employee Stock Purchase Plan and 2003 Equity Incentive Plan.

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of the following documents filed by the Company with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this registration statement:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003, filed with the SEC on June 30, 2003, including all material incorporated by reference therein;

2. The Company’s Current Report on Form 8-K dated as of April 1, 2003, filed with the SEC on April 8, 2003, including all material incorporated by reference therein;

3. The Company’s Current Report on Form 8-K dated as of April 29, 2003, filed with the SEC on May 6, 2003, including all material incorporated by reference therein;

4. The Company’s Current Report on Form 8-K dated as of April 29, 2003, filed with the SEC on June 30, 2003, including all material incorporated by reference therein;

5. The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 29, 2003, including all additional definitive proxy soliciting material;

6. The Company’s Current Report on Form 8-K dated as of July 22, 2003, filed with the SEC on August 5, 2003, including all material incorporated by reference therein;

7. The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 12, 2003, including all material incorporated by reference therein;

8. The Company’s Current Report on Form 8-K dated as of September 16, 2003, filed with the SEC on September 18, 2003, including all material incorporated by reference therein; and

9. The description of the Company’s common stock set forth in its Registration Statement on Form 8-A, filed with the SEC on February 21, 1995, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of common stock offered hereby will be passed upon for the Company by Cooley Godward LLP. As of the date of this registration statement on Form S-8, partners and associates of Cooley Godward LLP participating in its preparation own an aggregate of 3,000 shares of common stock of the Company.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Asyst’s Bylaws provide that it will indemnify its directors and officers to the fullest extent not prohibited by California law. Asyst is also empowered under its Articles of Incorporation and Bylaws to enter into indemnification contracts with its directors, officers, employees and agents and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, Asyst has entered into indemnity agreements with its directors and officers.

     In addition, Asyst’s Articles of Incorporation provide that, to the fullest extent permitted by California law, Asyst’s directors will not be liable for monetary damages for breach of the directors’ fiduciary duty of care to Asyst and its shareholders. This provision in the Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to Asyst, for acts or omissions not in good faith or involving intentional misconduct or knowing and culpable violations of law, that the director believes to be contrary to the best interests of Asyst or its shareholders, involving a reckless disregard for the director’s duty to Asyst or its shareholders when the director was aware or should have been aware of a risk of serious injury to Asyst or its shareholders, or an unexcused pattern of inattention that amounts to an abdication of the director’s duty to Asyst or its shareholders, for improper transactions between the director and Asyst and for improper distributions to shareholders and loans to directors and officers or for acts or omissions by the director as an officer. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Item 8. EXHIBITS

Exhibit
Number		Description of Document

4.1	(1)	Rights Agreement among the Company and Bank of Boston, N.A., as Rights Agent, dated June 25, 1998.

4.2	(2)	Common Stock Purchase Agreement, dated as of May 26, 1999.

4.3	(3)	Indenture dated as of July 3, 2001 between the Company, State Street Bank and Trust Company of California, N.A., as trustee, including therein the forms of the notes.

4.4	(3)	Registration Rights Agreement dated as of July 3, 2001 between the Company and State Street Bank and Trust Company of California, N.A.

4.5	(4)	Amendment to Rights Agreement among the Company and Bank of Boston, N.A. as rights agent, dated November 30, 2001.

5.1		Opinion of Cooley Godward LLP.

23.1		Consent of Independent Accountants.

23.2		Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement.

24.1		Power of Attorney is contained on the signature pages.

99.1	(5)	1993 Stock Option Plan, as amended.

99.2		1993 Employee Stock Purchase Plan, as amended.

99.3		2003 Equity Incentive Plan.

(1)  Previously filed as an Exhibit to our Current Report on Form 8-K, filed with the SEC on June 29, 1998, and incorporated herein by reference.

(2)  Previously filed as an Exhibit to our Current Report on Form 8-K, filed with the SEC on June 18, 1999, and incorporated herein by reference.

(3)  Previously filed as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the SEC on August 14, 2001, and incorporated herein by reference.

(4)  Previously filed as an Exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed with the SEC on June 28, 2002, and incorporated herein by reference.

(5)  Previously filed as an exhibit to our Registration Statement on Form S-1 (No. 333-66184), as filed with the SEC on July 19, 1993, as amended through the date hereof, and incorporated herein by reference.

Item 9. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference herein.

     (2)  That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, County of Alameda, State of California, on October 3, 2003.

ASYST TECHNOLOGIES, INC.

By: /s/ Stephen S. Schwartz

Stephen S. Schwartz
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen S. Schwartz and Steve Debenham, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen S. Schwartz Stephen S. Schwartz	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 3, 2003

/s/ Geoffrey G. Ribar Geoffrey G. Ribar	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 3, 2003

/s/ P. Jackson Bell P. Jackson Bell	Director	October 3, 2003

/s/ Stanley Grubel Stanley Grubel	Director	October 3, 2003

Tsuyoshi Kawanishi	Director

/s/ Robert A. McNamara Robert A. McNamara	Director	October 3, 2003

/s/ Anthony E. Santelli Anthony E. Santelli	Director	October 3, 2003

/s/ Walter W. Wilson Walter W. Wilson	Director	October 3, 2003

EXHIBIT INDEX

Exhibit
Number		Description of Document

4.1	(1)	Rights Agreement among the Company and Bank of Boston, N.A., as Rights Agent, dated June 25, 1998.

4.2	(2)	Common Stock Purchase Agreement, dated as of May 26, 1999.

4.3	(3)	Indenture dated as of July 3, 2001 between the Company, State Street Bank and Trust Company of California, N.A., as trustee, including therein the forms of the notes.

4.4	(3)	Registration Rights Agreement dated as of July 3, 2001 between the Company and State Street Bank and Trust Company of California, N.A.

4.5	(4)	Amendment to Rights Agreement among the Company and Bank of Boston, N.A. as rights agent, dated November 30, 2001.

5.1		Opinion of Cooley Godward LLP.

23.1		Consent of Independent Accountants.

23.2		Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement.

24.1		Power of Attorney is contained on the signature pages.

99.1	(5)	1993 Stock Option Plan, as amended.

99.2		1993 Employee Stock Purchase Plan, as amended.

99.3		2003 Equity Incentive Plan.

(1)  Previously filed as an Exhibit to our Current Report on Form 8-K, filed with the SEC on June 29, 1998, and incorporated herein by reference.

(2)  Previously filed as an Exhibit to our Current Report on Form 8-K, filed with the SEC on June 18, 1999, and incorporated herein by reference.

(3)  Previously filed as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the SEC on August 14, 2001, and incorporated herein by reference.

(4)  Previously filed as an Exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed with the SEC on June 28, 2002, and incorporated herein by reference.

(5)  Previously filed as an exhibit to our Registration Statement on Form S-1 (No. 333-66184), as filed with the SEC on July 19, 1993, as amended through the date hereof, and incorporated herein by reference.